Exhibit 99.1
LASERSCOPE ANNOUNCES ACQUISITION OF FIBER OPTICS MANUFACTURER
INNOVAQUARTZ, INC.
ACQUISITION EXTENDS MEDICAL DISPOSABLES PRODUCT LINE, IMPROVES GREENLIGHT
PV(R) FIBER OPTIC PROFIT MARGINS, ENHANCES FIBER OPTICS R&D CAPABILITY, AND
EXPANDS MANUFACTURING CAPABILITIES
     SAN JOSE, Calif., May 1 /PRNewswire-FirstCall/ — Laserscope (Nasdaq: LSCP), a leader in the development and commercialization of minimally-invasive medical devices, including medical lasers and advanced fiber-optic delivery devices, today announced that it has acquired InnovaQuartz, Inc. (“IQ”) of Phoenix, Arizona. Founded in 1991, InnovaQuartz, a privately held company, is a leading developer, vertically integrated manufacturer and commercial supplier of advanced medical devices for multiple medical procedures including those used in the treatment of kidney, bladder, and other urinary stones. InnovaQuartz’s medical devices include fiber optics, sterile fiber optic delivery devices, optical components and optical subassemblies.
     Laserscope acquired all of the capital stock of InnovaQuartz for approximately $7.5 million in cash, the assumption of approximately $1.1 million in debt and future cash payments contingent on the financial performance of IQ over approximately three years.
     Eric Reuter, President and CEO of Laserscope said, “The acquisition of IQ is exciting for Laserscope for three important strategic reasons. The first is that the addition of IQ’s newest fiber optic product line provides us an immediate entry with leading technology into another important urological market — the intracorporeal treatment of kidney, bladder, and other urinary stones that use holmium laser technology. Entry into this large, growth market is consistent with our strategy to become a complete player in the field of urology, and the treatment of stones is one of the highest volume urological surgical procedures in the U.S. outside of the treatment of benign prostatic hyperplasia (“BPH”). IQ’s new line of stone fibers incorporates patented technology and know-how which provides for superior flexibility and strength. Going forward, the IQ products will be sold through our US and international urology distribution channels for use with Laserscope’s own StoneLight(R) holmium laser as well as for use with many of the substantial worldwide installed base of other holmium lasers. Additionally, we expect to maintain certain of IQ’s key distribution and OEM relationships. IQ’s licensed technology and vertical manufacturing expertise bolsters Laserscope’s leading position in the design and manufacture of disposable fiber optic delivery devices for high volume procedures in urology. We expect that IQ fiber optic product line revenues can be grown substantially over the next several years as the IQ fiber optic product line gains recognition as the standard for treating stones with holmium laser technology. We intend to pursue an aggressive marketing and sales strategy for bringing these products to the large existing installed base of holmium lasers worldwide.
     “The second reason that this acquisition is so important,” continued Mr. Reuter, “is that it serves a key operational objective which is the swift realization of savings in fiber materials costs for our main fiber optic product line, the GreenLight PV delivery device. Since 2002, IQ has been a reliable, high quality supplier of a key component of Laserscope’s GreenLight PV fiber optic delivery device used for the treatment of BPH. We therefore expect the acquisition will enable us to realize an immediate reduction in the cost of goods of our single use products and we anticipate that IQ’s manufacturing and design capabilities will contribute further reductions in the costs of our fiber optic disposable products in the future.
     “Thirdly, IQ’s R&D expertise and focus in specialty assemblies and components and rapid proto-typing will support Laserscope’s existing R&D efforts to develop new, technologically superior and lower cost fiber optic medical devices. The benefits we expect to realize through the addition of InnovaQuartz’s expertise fully support Laserscope’s long term fiber optic strategy to become the world’s leading provider of competitively priced and high quality medical fiber optic technology for high volume medical procedures,” said Mr. Reuter.
     The InnovaQuartz acquisition is expected to be accretive beginning in 2007. IQ will be managed and operated as a wholly owned subsidiary of Laserscope for the foreseeable future.
     The Intracorporeal Stone Market
     IQ is one of the few vertically integrated developers, manufacturers, and commercializers of advanced medical fiber optics in the world. IQ recently acquired proprietary intellectual property and manufacturing expertise, which it uses to produce a line of technologically advanced sterile fiber optic delivery devices available for use in intracorporeal laser lithotripsy, or the endoscopic treatment of kidney, bladder, and other urinary stones using holmium laser technology.
     In the U.S. alone more than 200,000 intracorporeal stone treatment procedures are performed each year using various technologies with a larger number performed internationally. Sources predict that the number of holmium stone treatment procedures in the United States is expected to grow at approximately 15% per year through 2008 given the ease of use, speed, and relative safety of the holmium laser technology relative to other technologies used for breaking up the hard materials that make up urinary stones. This growth rate exceeds the approximately 6% compounded procedural growth rate expected considering the aging population, dietary changes and other dynamics.
     According to industry sources, the total market size for holmium laser capital equipment and disposable and reusable delivery devices for these procedures exceeds $50 million per year in the U.S. There are several thousand holmium stone treatment lasers already installed worldwide and over 300 holmium lasers are expected to be sold and installed in the U.S. each year through 2008. Over 50,000 holmium laser fiber optic delivery devices are sold each year in the U.S. typically at prices ranging between $300 and $500/fiber. IQ’s new fiber optic product line can be used on many if not most of the worldwide installed base of holmium laser systems. Given the technological superiority and competitive price of these products over other methods of performing intracorporeal lithotripsy, this translates to an immediate market opportunity.
     “InnovaQuartz’s disposable and reusable stone fiber revenue has grown at a tremendous rate over the past two years. Given the favorable market dynamics and strong OEM relationships that InnovaQuartz has established, coupled with Laserscope’s growing urology distribution expertise, we expect strong, consistent revenue growth from this new product line for the foreseeable future,” Mr. Reuter concluded.

     Special Investor Relations Forum Announced
     Laserscope will be holding a special Investor Relations Forum coinciding with the 2006 American Urological Association Meeting on May 22nd, 2006. At this meeting, Laserscope will be discussing current and future R&D and business development initiatives for our urology and aesthetic product lines as well as unveiling the latest new additions to the Laserscope urology product line. Investors are invited to attend in-person or via a web-cast which will be announced prior to the event. Those planning to attend in person should contact Laserscope’s IR representatives as attendance will be limited.
     Management Conference Call
     Management of Laserscope will hold a conference call today, Monday, May 1, 2006 at 8:00am PT / 11:00am ET to discuss results for the 2006 first quarter. To participate in the call, please dial 800-218-0204 (303-262-2050 for international callers) at least five minutes prior to the start time. Investors will also have the opportunity to listen to the conference call live on the Internet through Laserscope’s website at http://www.laserscope.com . Investors should go to the website a few minutes early, as it may be necessary to download audio software to access the conference call. A replay of the conference call will be available through Monday, May 8, 2006, by dialing 800-405-2236 (303-590-3000 for international callers), and entering passcode 11059316. An archive will also be available at Laserscope’s website.
     About Laserscope
     Laserscope designs, manufactures, sells and services on a worldwide basis an advanced line of minimally-invasive medical products including medical laser systems and related energy delivery devices for the office, outpatient surgical center, and hospital markets. More information about Laserscope can be found on its web site at http://www.laserscope.com .
     Safe Harbor Statement
     This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by this section. These forward-looking statements include: statements about the expected future benefits resulting from the acquisition of InnovaQuartz, such as increased sales of the IQ stone fiber line and other IQ products, manufacturing and engineering improvements in our existing products designed to reduce the cost of goods sold, enhanced fiber optic R&D and manufacturing capabilities; statements about Laserscope’s future profitability and operating results, expected continued momentum of Laserscope’s business and growth including new product offerings, such as the InnovaQuartz products, worldwide adoption rates of the treatment of stones, especially intracorporeal lithotripsy, our ability to compete with similar product offerings and other therapies for the treatment of stones, market penetration opportunities in advanced fiber optics. These statements are subject to a number of risks and uncertainties, including: the risk that the InnovaQuartz acquisition may not provide us the expected benefits and could disrupt our business and harm our financial condition, results of operations and cash flows; uncertainties regarding introduction of new technologies competitive to Laserscope’s products and the degree to which our current and new products are accepted by customers, which could affect the level of demand for our products, including the IQ products; uncertainties regarding the impact that competitive products and therapies as well as private and public payer reimbursement levels for stone procedures could have on the competitiveness of our current pricing programs, which could adversely impact our financial results; risk of reductions in government and private insurance reimbursement of hospitals and physicians for health care costs, which may negatively impact hospitals and physicians decisions to purchase our products reducing adoption rates and sales growth; risks that patents and licenses that we or InnovaQuartz hold may be challenged, invalidated or circumvented or that we may become the subject of intellectual property litigation; the risk that we may be unable to maintain favorable relationships with InnovaQuartz’s current customers, uncertainties regarding our ability to compete with companies that have significantly greater financial, technical, research and development, manufacturing and marketing resources than we have; and uncertainties that new products will receive regulatory approval in applicable jurisdictions. Actual results may differ materially due to these and other factors. The matters discussed in this press release also involve risks and uncertainties described from time to time in Laserscope’s filings with the Securities and Exchange Commission. In particular, see the Risk Factors described in Laserscope’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Copies of Laserscope’s public disclosure filings with the SEC, including the most recent Annual Report on Form 10-K and the most recent forms 10-Q are available upon request from its Investor Relations Department at its website at http://www.laserscope.com and at the SEC’s website: http://www.sec.gov. Laserscope assumes no obligation to update the forward-looking information contained in this press release.

At Laserscope:	At Financial Relations Board:
Eric Reuter, President & CEO	Tricia Ross Analyst/Investor Contact
Derek Bertocci, CFO	(617) 520-7064
(408) 943-0636
SOURCE Laserscope

-0-	05/01/2006
     /CONTACT: Eric Reuter, President & CEO, or Derek Bertocci, CFO, both of Laserscope, +1-408-943-0636; or Tricia Ross, Analyst/Investor Contact, Financial Relations Board, +1-617-520-7064/
     /Web site: http://www.laserscope.com /
     (LSCP)